Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements dated February 27, 2015, appearing in the Annual Report on Form 10-K of MobileIron Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

San Jose, California

November 2, 2015

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